UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2006
DiamondCluster International, Inc.
( Exact name of registrant as specified in its charter )

Delaware	000-22125	36-4069408
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
John Hancock Center
875 North Michigan Avenue, Suite 3000
Chicago, Illinois 60611
(Address of principal executive offices)
312-255-5000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition
The registrant issued a press release on July 19, 2006 announcing selected preliminary financial results for the first fiscal quarter ended June 30, 2006. A copy of the press release is attached hereto as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b)	The registrant issued a press release on July 19, 2006 announcing that its President and Chief Operating Officer, Jay Norman, will resign from the Company and the Board of Directors effective August 31, 2006. A copy of the press release is attached hereto as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 8.01.	Other Events
The registrant issued a press release on July 19, 2006, announcing that it has entered into a definitive agreement to sell its consulting operations in Continental Europe, South America and the Middle East to Mercer Management Consulting. Upon the closing of the transaction, which is expected to be completed on July 31, 2006, the Company will change its name to “Diamond Management & Technology Consultants, Inc.” and will market itself under the brand “Diamond.” The Company will continue to trade under the symbol “DTPI” on the NASDAQ Global Market. The Company will host a conference call to discuss the transaction on July 19, 2006 at 5:00 p.m. EDT, which will be broadcast live on the internet. Additionally, the registrant announced that its Board of Directors has authorized a stock repurchase for an additional number of shares having an aggregate fair market value of up to $35 million. As of June 30, 2006, the registrant had $18.5 million remaining under its previous stock repurchase authorization, bringing the total amount of shares available for repurchase to $53.5 million. A copy of the press release is attached hereto as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits
Exhibit 99 — Press release dated July 19, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDCLUSTER INTERNATIONAL, INC.
By:	/s/ Karl E. Bupp
Karl E. Bupp
Chief Financial Officer

July 19, 2006